UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 30, 2005

Parametric Technology Corporation

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 30, 2005, the following officers of Parametric Technology Corporation (PTC) entered into stock trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934: C. Richard Harrison, Chief Executive Officer; Cornelius F. Moses, III, Chief Financial Officer; Barry F. Cohen, Executive Vice President, Strategic Services and Partners; Paul J. Cunningham, Executive Vice President, Worldwide Sales; Anthony DiBona, Executive Vice President, Global Maintenance Support; James E. Heppelmann, Executive Vice President and Chief Product Officer; and Aaron C. von Staats, Senior Vice President and General Counsel.

The plans were established subsequent to the adoption of PTC’s shareholder-approved program to issue restricted stock in lieu of stock options and enable these officers to sell stock to satisfy their tax obligations that will be incurred upon the vesting of shares of restricted stock granted to them under this shareholder approved plan. Transactions under the plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

These plans are in addition to any stock trading plans under Rule 10b5-1 that previously may have been established by PTC officers for diversification purposes. Officers and directors of PTC may enter into additional stock trading plans under Rule 10b5-1 in the future.

Rule 10b5-1 enables executive officers and directors (“insiders”) to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when the insider may be aware of material non-public information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: September 1, 2005	By:	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer

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